Filed Pursuant to Rule 424(b)(2)
Registration No. 333-232941

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are neither offers to sell these securities nor solicitations of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 7, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated August 1, 2019)

€                % Notes due 20

€                % Notes due 20

The notes due 20     will bear interest at a rate of     % per year and will mature on                 , 20    (the “Notes due 20    ”) and the notes due 20     will bear interest at a rate of     % per year and will mature on                 , 20     (the “Notes due 20    ,” and together with the Notes due 20    , the “notes”). We will pay interest on the notes on                     of each year, beginning on                     , 20    . We may redeem any of the notes at any time by paying the applicable Redemption Price described under the heading “Description of the Notes—Optional Redemption.” In addition, we may redeem the notes in whole but not in part, at any time at our option, in the event of certain developments affecting United States taxation as described under the heading “Description of the Notes—Redemption for Tax Reasons.”

The notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The notes will be unsecured and will rank equally with all of our and our guarantors’ unsecured and unsubordinated indebtedness. The notes will be fully and unconditionally guaranteed by our wholly-owned subsidiaries named in this prospectus supplement and in the accompanying prospectus.

Each series of the notes is a new issue of securities with no established trading market. We currently intend to apply to list the notes on the NASDAQ Global Market (“NASDAQ”). The listing applications will be subject to approval by NASDAQ. If such listings are obtained, we have no obligation to maintain such listings for any series of the notes and we may delist any series of the notes at any time. We currently expect trading in the notes on NASDAQ to begin within 30 days after the original issue date.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

	Price to Investors	Underwriters’ Discount		Proceeds to Us Before Expenses
Per note due 20 (1)%			%		%
Total	€	€		€
Per note due 20 (1)%			%		%
Total	€	€		€

(1)	Plus accrued interest, if any, from September , 2021, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC” or the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery only through the delivery system of Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”) in book-entry form on or about September      , 2021, which is the business day following the date of this prospectus supplement. See “Underwriting.”

Joint Book-Running Managers

Barclays	Deutsche Bank

Commerzbank	Santander

The date of this prospectus supplement is                     , 2021.

Prospectus Supplement

Prospectus

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or the free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

The notes are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting.”

We refer to Comcast Corporation in this prospectus supplement as “Comcast,” and Comcast and its consolidated subsidiaries as “we,” “us,” “our” or comparable terms and Sky Limited (formerly Sky plc) and its consolidated

i

subsidiaries as “Sky.” We refer to NBCUniversal Media, LLC and its consolidated subsidiaries as “NBCUniversal,” Comcast Cable Communications, LLC and its consolidated subsidiaries as “Comcast Cable,” and both of them collectively as the “guarantors.”

References in this prospectus supplement to “$,” “dollars,” “USD” or “U.S. dollars” are to the lawful currency of the United States of America. References in this prospectus supplement to “€” or “euro” are to the single currency introduced at the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.

IN CONNECTION WITH THE ISSUE OF THE NOTES, BARCLAYS BANK PLC, IN ITS ROLE AS STABILIZING MANAGER (THE “STABILIZING MANAGER”) (OR PERSONS ACTING ON ITS BEHALF) MAY, TO THE EXTENT PERMITTED BY APPLICABLE LAWS AND DIRECTIVES, OVERALLOT THE NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT COMMENCED WILL BE CARRIED OUT IN ACCORDANCE WITH APPLICABLE LAWS AND REGULATIONS.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MIFID II product governance/Professional investors and ECPs only target market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Notice to Prospective investors in the United Kingdom

The communication of this prospectus supplement and the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s

Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to and directed at persons outside the United Kingdom and those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates will be engaged only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of its contents. The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (11) of Article 4(1) of MiFID II as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

UK MIFIR product governance/Professional investors and ECPs only target market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”) and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus.

This prospectus supplement incorporates by reference the documents of Comcast set forth below that we have previously filed with the SEC:

•	Comcast’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 4, 2021;

•	Comcast’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed on April 29, 2021 and July 29, 2021, respectively;

•	Comcast’s Current Reports on Form 8-K and amendments thereto filed on March 31, 2021, June 4, 2021, August 2, 2021, August 17, 2021 and August 19, 2021; and

•

The sections of Comcast’s Definitive Proxy Statement on Schedule 14A for the 2021 annual meeting of shareholders incorporated by reference in Comcast’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities we are offering. Any statement contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. We will provide free copies of any of those documents, if you write or telephone us at: One Comcast Center, Philadelphia, Pennsylvania 19103-2838, (215) 286-1700.

PROSPECTUS SUPPLEMENT SUMMARY

The Companies

Comcast Corporation

We are a global media and technology company with three primary businesses: Comcast Cable, NBCUniversal and Sky. We present our operations for (1) Comcast Cable in one reportable business segment, referred to as Cable Communications; (2) NBCUniversal in three reportable business segments: Media, Studios and Theme Parks (collectively, the “NBCUniversal segments”); and (3) Sky in one reportable business segment.

•

Cable Communications: Consists of the operations of Comcast Cable, which is a leading provider of broadband, video, voice, wireless, and security and automation services to residential customers under the Xfinity brand; we also provide these and other services to business customers and sell advertising.

•

Media: Consists primarily of NBCUniversal’s television and streaming platforms, including national, regional and international cable networks; the NBC and Telemundo broadcast networks; NBC and Telemundo owned local broadcast television stations; Peacock, our direct-to-consumer streaming service; and various digital properties.

•	Studios: Consists primarily of NBCUniversal’s film and television studio production and distribution operations.

•

Theme Parks: Consists primarily of our Universal theme parks in Orlando, Florida; Hollywood, California; and Osaka, Japan. In addition, we are developing a theme park in Beijing, China along with a consortium of Chinese state-owned companies, and an additional theme park in Orlando, Florida.

•

Sky: One of Europe’s leading entertainment companies, which primarily includes a direct-to-consumer business, providing video, broadband, voice and wireless phone services, and a content business, operating entertainment networks, the Sky News broadcast network and Sky Sports networks.

Our other business interests consist primarily of the operations of Comcast Spectacor, which owns the Philadelphia Flyers and the Wells Fargo Center arena in Philadelphia, Pennsylvania, and other business initiatives.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus supplement. For instructions on how to find copies of these and our other filings incorporated by reference in this prospectus supplement, see “Available Information” in this prospectus supplement.

Comcast’s principal executive offices are located at One Comcast Center, Philadelphia, Pennsylvania 19103-2838. Comcast’s telephone number is (215) 286-1700. The address of our website is www.comcastcorporation.com. The information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus.

The Guarantors

Our obligations, including the payment of principal, premium, if any, and interest on the notes will be fully and unconditionally guaranteed by each of Comcast Cable Communications, LLC and NBCUniversal Media, LLC. In this prospectus supplement, we refer to these guarantors as the guarantors and to these guarantees as the guarantees.

The guarantees will not contain any restrictions on the ability of any guarantor to:

•	pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that guarantor’s capital stock; or

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that guarantor.

Comcast Cable’s principal place of business is One Comcast Center, Philadelphia, Pennsylvania 19103-2838. NBCUniversal’s principal executive offices are located at 30 Rockefeller Plaza, New York, New York 10112-0015.

The Offering

Issuer	Comcast Corporation.

Securities Offered	€ aggregate principal amount of % Notes due 20 .

€ aggregate principal amount of % Notes due 20 .

Maturity	The Notes due 20 will mature on , 20 .

The Notes due 20 will mature on , 20 .

Interest	Interest on the Notes due 20 will accrue at the rate of % per year, payable annually in cash in arrears on , beginning , 20 .

Interest on the Notes due 20 will accrue at the rate of % per year, payable annually in cash in arrears on , beginning , 20 .

Currency of Payments	All payments of principal of, and premium, if any, and interest on, the notes, including any payments made upon any redemption or repurchase of the notes, will be made in euro.

If euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or is no longer used for the settlement of transactions by public institutions within the international banking community or the euro is no longer used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency, then all payments in respect of the applicable series of notes will be made in U.S. dollars until the euro is again available to us or so used. See “Description of the Notes—Issuance in Euro.”

Ranking	The notes will be unsecured and will rank equally with all of our and the guarantors’ unsecured and unsubordinated indebtedness.

Guarantors	Comcast Cable and NBCUniversal.

Guarantees	The guarantors will fully and unconditionally guarantee the notes, including the payment of principal, premium, if any, and interest. The guarantees will rank equally with all other general unsecured and unsubordinated obligations of the guarantors.

Optional Redemption	We may, at our option, redeem any series of notes, in whole or in part, at any time at the applicable Redemption Price determined as set forth under the heading “Description of the Notes—Optional Redemption.”

Redemption for Tax Reasons

We may, at our option, redeem any series of notes, in whole but not in part, if the tax laws of the United States (or any taxing authority in the United States) change and we become obligated to pay additional amounts on the notes as described under “Description of the Notes—Payment of Additional Amounts.” This redemption would be at 100% of the principal amount, together with accrued and unpaid interest on the notes to the date fixed for redemption. See “Description of the Notes—Redemption for Tax Reasons.”

Additional Amounts	We will, subject to certain exceptions and limitations set forth herein, pay additional amounts on the notes as are necessary in order that the net payment by us of the principal of and interest on the notes to a holder who is not a United States person, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States will not be less than the amount provided in the notes to be then due and payable. See “Description of the Notes—Payment of Additional Amounts.”

Use of Proceeds	We intend to use the net proceeds from the offering, after deducting underwriters’ discount and expenses, for the refinancing of Sky’s 1.500% guaranteed notes due September 15, 2021 (€1.5 billion principal amount outstanding as of the date hereof) and any excess proceeds for the repayment of other debt.

Denominations	We will issue the notes in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Book-Entry	The notes will be issued in book-entry form and will be represented by global notes deposited with a common depositary on behalf of Euroclear and Clearstream and registered in the name of the common depositary or its nominee. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by Euroclear and Clearstream and their participants, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See “Description of the Notes—Book-Entry System” in this prospectus supplement.

Trustee and Registrar	The Bank of New York Mellon.

Paying Agent	The Bank of New York Mellon, London Branch.

Listing and Trading	We intend to apply to list each series of the notes on NASDAQ. The listing applications will be subject to approval by NASDAQ. If such listings are obtained, we have no obligation to maintain such listings for any series of the notes and we may delist any series of the notes at any time. We currently expect trading in the notes on NASDAQ to begin within 30 days after the original issue date.

Common Code / CUSIP / ISIN	/ / for Notes due 20

/ / for Notes due 20

RISK FACTORS

An investment in the notes involves risks. Before deciding whether to purchase the notes, you should consider the risks discussed below or elsewhere in this prospectus supplement, including those set forth in our filings with the SEC that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair our business operations.

Any of the risks discussed below or elsewhere in this prospectus supplement or in our SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, and other risks we have not anticipated or discussed, could have a material impact on our business, prospects, financial condition or results of operations. In that case, our ability to pay interest on the notes when due or to repay the notes at maturity could be adversely affected, and the trading price of the notes could decline substantially.

An investment in the notes by a holder whose home currency is not the euro entails significant risks.

An investment in the notes by a holder whose home currency is not the euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s functional currency and the euro, the possibility of the imposition or subsequent modification of foreign exchange controls and tax consequences as a result of any foreign exchange gains resulting from an investment in the notes. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the euro, on the one hand, and certain currencies, on the other, have been highly volatile, and each holder should be aware that volatility may be expected to continue in the future. Fluctuations in any particular rate of exchange that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against the holder’s functional currency would result in a decrease in the effective yield of the notes below the coupon rate and, in certain circumstances, could result in a loss to the holder.

The notes permit us to make payments in U.S. dollars if we are unable to obtain euro.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, or if the euro is no longer used by the member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars at the Market Exchange Rate (as defined below) or, if such Market Exchange Rate is not then available, on the basis of the then most recent U.S. dollar/euro exchange rate. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture.

In a lawsuit for payment on the notes, holders of the notes may bear currency exchange risk.

The indenture is, and the notes will be, governed by the laws of the State of New York. A New York state statute presently in effect, but subject to amendment, would require a New York state court hearing such a lawsuit to render its decision or award in euro. The judgment entered on that award, however, will be denominated in U.S. dollars, and converted at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, holders of such notes would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply the foregoing New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

There may be no public trading market for the notes.

The notes are new issues of securities for which there is currently no established trading market. A market for the notes may not develop or, if one does develop, it may not be maintained. If a market develops, the notes could trade at prices that may be higher or lower than the initial offering price or the price at which you purchased the notes, depending on many factors, including prevailing interest rates, our financial performance, the amount of indebtedness we have outstanding, the market for similar securities, the redemption and repayment features of the notes and the time remaining to maturity of the notes. Although we intend to apply for listing the notes for trading on the NASDAQ, no assurance can be given as to the liquidity of, or trading markets for, the notes. The listing applications will be subject to approval by NASDAQ. If such listings are obtained, we may delist any series of the notes at any time. If an active market for the notes fails to develop or be sustained, the trading price and liquidity of the notes could be adversely affected.

Trading in the clearing systems is subject to minimum denomination requirements.

The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a beneficial owner who does not have the minimum denomination or any integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

Holders of the notes will receive payments in euro.

All payments of principal, premium, if any, and interest in respect of the notes will be paid in euro, subject to certain limited exceptions, as described in this prospectus supplement. We, the underwriters, the trustee and the paying agent with respect to the notes will not be obligated to convert, or to assist any registered owner or beneficial owner of the notes in converting payments of interest, principal, premium or any redemption price in euro made with respect to such notes into U.S. dollars or any other currency.

USE OF PROCEEDS

We intend to use the net proceeds from the offering, after deducting underwriters’ discount and expenses, for the refinancing of Sky’s 1.500% guaranteed notes due September 15, 2021 (€1.5 billion principal amount outstanding as of the date hereof) and any excess proceeds for the repayment of other debt.

DESCRIPTION OF THE NOTES

We are offering €             aggregate principal amount of our     % Notes due 20     and €             aggregate principal amount of our     % Notes due 20    . The Notes due 20     and the Notes due 20     will each be a separate series of securities issued under a senior indenture dated September 18, 2013, entered into among us, the guarantors and The Bank of New York Mellon, as trustee, as amended by the first supplemental indenture dated as of November 17, 2015, entered into among us, the guarantors, and The Bank of New York Mellon, as trustee (as amended, the “indenture”). The notes will be our direct unsecured and unsubordinated obligations and will be fully and unconditionally guaranteed by Comcast Cable and NBCUniversal, referred to as the guarantors, as described below. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The indenture provides that we will have the ability to issue securities with terms different from those of the notes. We also have the ability to “reopen” a series of these notes and issue additional notes of such series. Additional notes of such series will be consolidated with and form a single series with the notes then outstanding of such series; provided that if such additional notes are not fungible with the notes of the applicable series offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate Common Code, ISIN and CUSIP numbers. Copies of the indenture and the form of notes are available from us upon request.

The following, along with the additional information contained in the accompanying prospectus under “Description of Debt Securities and Guarantees,” is a summary of the material provisions of the indenture, the notes and the guarantees. Because this is a summary, it may not contain all the information that is important to you. For further information, you should read the notes and the indenture.

Basic Terms of the Notes

The notes:

•	will rank equally with all of our other unsecured and unsubordinated debt and will be entitled to the benefits of the guarantees described below;

•	will be issued in initial aggregate principal amounts of € comprised as follows:

•	€ initial aggregate principal amount of % Notes due 20 , maturing on , 20 , with interest payable annually on each , beginning , 20 , to holders of record on the preceding ; and

•	€ initial aggregate principal amount of % Notes due 20 , maturing on , 20 , with interest payable annually on each , beginning , 20 , to holders of record on the preceding ; and

•	are issuable in fully registered form, in denominations of €100,000 and in multiples of €1,000 in excess thereof.

Interest Payments

Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date to which interest was paid on the notes (or                 , 2021 if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day with the same force and effect as if made on the relevant interest payment date, maturity date or redemption date, and no interest will accrue in respect of the delay.

The term “business day” means any day other than a Saturday or Sunday (i) which is not a day on which banking institutions in The City of New York or London are authorized or obligated by law, regulation or executive order to close and (ii) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (the TARGET2 system) or any successor thereto is open.

For more information on payment and transfer procedures for the notes, see “—Book-Entry System” below.

Issuance in Euro

Principal, premium, if any, and interest payments in respect of the notes will be payable in euro. If euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until euro is again available to us. The amount payable on any date in euro will be converted into U.S. dollars at the Market Exchange Rate (as defined below) or, if such Market Exchange Rate is not then available, on the basis of the most recently available market exchange rate for euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture.

The amount payable on any date in euro will be converted into U.S. dollars at the Market Exchange Rate (as defined below) or, if such Market Exchange Rate is not then available, on the basis of the then most recent U.S. dollar/euro exchange rate. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture. Neither the trustee nor the paying agent will be responsible for obtaining exchange rates, effecting currency conversions or otherwise handling re-denominations.

“Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

Investors will be subject to foreign exchange risks as to payments of principal of, and premium, if any, and interest on, the notes that may have important economic and tax consequences to them. See “Risk Factors” and “Material U.S. Federal Income Tax Consequences.”

As of September 3, 2021, the euro/USD rate of exchange was €1.19/U.S.$1.00, as reported by Bloomberg L.P.

Listing

The notes constitute new issues of securities for which there are no established trading markets. We intend to apply to list each series of the notes on NASDAQ. The listing applications will be subject to approval by NASDAQ. If such listings are obtained, we have no obligation to maintain such listings for any series of the notes, and we may delist any series of the notes at any time. We currently expect trading in the notes on NASDAQ to begin within 30 days after the original issue date.

Guarantees

Our obligations, including the payment of principal, premium, if any, and interest, will be fully and unconditionally guaranteed by each of the guarantors as described in the accompanying prospectus.

The guarantees will not contain any restrictions on the ability of any guarantor to (i) pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that guarantor’s capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that guarantor.

Optional Redemption

We will have the right at our option to redeem any of the notes of each series in whole or in part, at any time or from time to time prior to their maturity, on at least 15 days, but not more than 30 days, prior notice delivered electronically or mailed to the registered address of each holder of notes, at the applicable Redemption Price. We will calculate the Redemption Price in connection with any redemption hereunder.

“Redemption Price” means:

•

with respect to the Notes due 20    , at any time prior to                    , 20     (    months prior to the maturity of the Notes due 20    ) (the “20     Par Call Date”), the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the principal amount of such notes and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the 20     Par Call Date, in each case discounted to the redemption date on an actual (ACTUAL/ACTUAL (ICMA)) basis at a rate equal to the applicable comparable government bond rate plus             basis points; provided that, if the Notes due 20     are redeemed on or after the 20     Par Call Date, the Redemption Price will equal 100% of the principal amount of such notes; and

•

with respect to the Notes due 20    , at any time prior to                 , 20     (    months prior to the maturity of the Notes due 20    ) (the “20     Par Call Date”), the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the principal amount of such notes and the scheduled payments of interest thereon (exclusive of interest accrued to the date of redemption) from the redemption date to the 20     Par Call Date, in each case discounted to the redemption date on an actual (ACTUAL/ACTUAL (ICMA)) basis at a rate equal to the applicable comparable government bond rate plus             basis points; provided that, if the Notes due 20     are redeemed on or after the 20     Par Call Date, the Redemption Price will equal 100% of the principal amount of such notes;

plus, in each case, accrued and unpaid interest thereon to the date of redemption.

The term “comparable government bond” means, in relation to any comparable government bond rate calculation, at the discretion of an independent investment banker selected by us, a German government bond whose maturity is closest to the maturity of the applicable series of notes to be redeemed (assuming for this purpose that each series of notes matured on the related Par Call Date), or if such independent investment banker in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment banker may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the comparable government bond rate.

The term “comparable government bond rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the applicable comparable government bond on the basis of the middle market price of such comparable government bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment banker selected by us.

The term “independent investment banker” means each of Barclays Bank PLC and Deutsche Bank AG, London Branch (or their respective successors), or if each such firm is unwilling or unable to select the comparable government bond, an independent investment banking institution of international standing appointed by us.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the Redemption Price and accrued interest). On or before the redemption date, we will deposit with the trustee or the paying agent money sufficient to pay the Redemption Price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest to the redemption date on the notes to be redeemed on such date. If less than all of the notes of any series are to be redeemed, the notes to be redeemed shall be selected by the trustee by lottery provided that notes represented by a Global Note will be selected for redemption by the applicable depositary in accordance with its standard procedures therefor). See also “—Book-Entry System” below. Additionally, we may at any time repurchase notes in the open market and may hold or surrender such notes to the trustee for cancellation.

The notes are also subject to redemption prior to maturity if certain events occur involving United States taxation. If any of these special tax events occur, the notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to the date fixed for redemption. See “—Redemption for Tax Reasons.”

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest in respect of the notes such additional amounts as are necessary in order that the net payment by us or our paying agent of the principal of and interest in respect of the notes to a beneficial owner who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1)

to the extent any tax, assessment or other governmental charge that is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder or beneficial owner if the holder or beneficial owner is an estate, trust, partnership, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)	being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b)

having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes or the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;

(c)

being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign-tax exempt organization, or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(d)

being or having been a “10-percent shareholder” of Comcast or the applicable guarantor as defined in section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(e)

being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3) of the Code or any successor provision;

(2)

to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)

to the extent any tax, assessment or other governmental charge would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from, or reduction in such tax, assessment or other governmental charge;

(4)	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or an applicable withholding agent from the payment;

(5)

to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)

to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge or excise tax imposed on the transfer of notes;

(7)

to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

(8)

to the extent any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9)

to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank (i) purchasing the notes in the ordinary course of its lending business or (ii) that is neither (A) buying the notes for investment purposes only nor (B) buying the notes for resale to a third party that either is not a bank or holding the notes for investment purposes only;

(10)

to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code whether currently in effect or as published and amended from time to time; or

(11)	in the case of any combination of items (1) through (10) above.

If we are required to pay additional amounts with respect to the notes, we will notify the trustee and paying agent pursuant to an officer’s certificate that specifies the amount of such additional amounts payable and the time when such amounts are payable. If the trustee and the paying agent do not receive such an officer’s certificate from us, the trustee and paying agent may rely on the absence of such an officer’s certificate in assuming that no such additional amounts are payable.

The notes are also subject to redemption prior to maturity if certain events occur involving U.S. taxation. If any of these special tax events occur, the notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to the date fixed for redemption. See “—Redemption for Tax Reasons.”

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons,” the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described under the heading “—Payment of Additional Amounts” with respect to the notes, then we may at any time at our option redeem, in whole, but not in part, the notes on not less than 15 nor more than 30 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on the notes to, but not including, the date fixed for redemption.

No Mandatory Redemption or Sinking Fund

There will be no mandatory redemption prior to maturity or sinking fund payments for the notes.

Additional Debt

The indenture does not limit the amount of debt we may issue under the indenture or otherwise.

Book-Entry System

We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euro, except as described above under “—Issuance in Euro.”

Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow book-entry interests in the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. The policies of Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in the notes held by them. Neither we nor the trustee or paying agent have any responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We, the paying agent and the trustee also do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of Euroclear and Clearstream and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time. We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Clearstream

Clearstream has advised that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”). Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the global notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear

Euroclear has advised that it was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the Global Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

Clearance and Settlement Procedures

We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream and Euroclear Participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream and/or Euroclear Participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream or Euroclear Participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream or Euroclear Participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Certificated Notes

If Clearstream or Euroclear is at any time unwilling or unable to continue as depositary, and a successor depositary is not appointed by us within 90 days, we will issue notes of like tenor in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof in definitive form in exchange for an applicable registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent of the trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the applicable registered global note that had been held by the depositary. In addition, we may at any time determine that the notes of an applicable series shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above.

Same-Day Payment

The indenture requires payments to be made in respect of the applicable notes represented by the Global Notes (including principal, premium and interest) by wire transfer of immediately available funds to the accounts specified by the holder thereof or, if no such account is specified, by mailing a check to such holder’s registered address.

Payments (including principal, premium and interest) and transfers with respect to notes in certificated form may be executed at the office or agency maintained for such purpose within the City of London (initially the office of the paying agent maintained for such purpose) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the applicable notes, provided that all payments (including principal, premium and interest) on notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

The paying agent for the notes will initially be The Bank of New York Mellon, London Branch.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following are the material U.S. federal income tax consequences of ownership and disposition of the notes. This discussion only applies to notes that meet all of the following conditions:

•

they are held by those initial holders who purchased such notes in this offering at the “issue price,” which will be equal to the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the applicable series of notes is sold for money; and

•	they are held as capital assets.

This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as:

•	financial institutions;

•	tax-exempt entities;

•	insurance companies;

•	persons liable for the alternative minimum tax;

•	dealers or traders in securities or foreign currencies using a mark-to-market method of tax accounting;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	U.S. expatriates;

•	persons holding notes as part of a hedge, straddle or other integrated transaction;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes; or

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under Section 451 of the Code.

If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding notes is urged to consult his, her or its tax advisor.

This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This summary does not discuss any aspect of state, local, or non-U.S. taxation, or any U.S. federal tax considerations other than income taxation and does not discuss the potential application of the Medicare contribution tax under Section 1411 of the Code. Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences for U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof of the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Payments of Interest

Interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

A U.S. Holder that uses the cash method of accounting and that receives a payment of interest (or receives proceeds from a sale, exchange or other disposition attributable to accrued interest) in euro will be required to include in income the U.S. dollar value of the euro payment (determined based on the spot rate on the date the payment is received), and this U.S. dollar value will be the U.S. Holder’s tax basis in the euro received.

A U.S. Holder that uses the accrual method of tax accounting will be required to include in income the U.S. dollar value of the amount of interest income that accrues with respect to a note during an accrual period. The U.S. dollar value of the accrued income will generally be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the relevant taxable year. A U.S. Holder that uses the accrual method of tax accounting may elect to translate interest income for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the “IRS”).

An accrual method U.S. Holder will generally recognize any foreign currency gain or loss (which will be treated as U.S. source ordinary income or loss) with respect to accrued interest on the date the interest payment (or proceeds from a sale, exchange or other disposition attributable to accrued interest) is received. The amount of ordinary income or loss recognized will generally be equal to the difference between the U.S. dollar value of the euro payment received (determined based on the spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). The U.S. Holder’s tax basis in the euro received will generally be equal to the U.S. dollar value of the euro based on the spot rate on the date the payment is received. As discussed below under “—Sale, Exchange or Retirement of the Notes,” the amount of foreign currency gain or loss recognized with respect to accrued but unpaid interest upon a taxable disposition of a note may be limited by the total amount of gain or loss realized upon such disposition.

Sale, Exchange or Retirement of the Notes

A U.S. Holder’s tax basis in a note will generally be the U.S. dollar value of the euro amount paid for the note, determined on the date of the purchase. A U.S. Holder who purchases a note with previously owned euro will generally recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder’s tax basis in the euro and the U.S. dollar value of the note on the date of purchase. If the notes are traded on an established securities market (as determined under applicable regulations), a cash method taxpayer who buys a note will have a tax basis in the note equal to the U.S. dollar value of the euro amount paid for the note, determined on the settlement date, and such a taxpayer will recognize ordinary income or loss on any previously owned euro based on such value. An accrual method taxpayer may elect the same treatment for all purchases (and sales, as discussed below) of notes traded on an established securities market. This election by accrual method taxpayers cannot be changed without the consent of the IRS.

Upon the sale, exchange or retirement of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder’s tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “Payments of Interest” above. If a note is sold, exchanged or otherwise disposed of in a taxable transaction for an amount denominated in euro, a U.S. Holder’s amount realized generally will be equal to the U.S. dollar value of the euro received in the sale, exchange or other taxable disposition calculated at the spot rate in effect on the date of the disposition. If the notes are traded on an established securities market (as determined under applicable regulations), a cash method taxpayer who buys or sells a note is required to translate units of euro paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale and an accrual method taxpayer may elect the same treatment for all purchases and sales of notes. This election by accrual method taxpayers cannot be changed without the consent of the IRS. Except to the extent of foreign currency gain or loss (as described below), gain or loss recognized on the sale, exchange or retirement of a note will generally be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if at the time of the sale, exchange or retirement the note has been held by the U.S. Holder for more than one year. The deductibility of capital losses is subject to limitations under the Code.

A U.S. Holder may recognize foreign currency gain or loss upon the sale, exchange or other taxable disposition of a note as a result of fluctuations in the euro-U.S. dollar exchange rate. Gain or loss attributable to such fluctuations will be equal to the difference between (i) the U.S. dollar value of the U.S. Holder’s purchase price in euro of the note, determined using the spot rate on the date the note is disposed of, and (ii) the U.S. dollar value of the U.S. Holder’s purchase price in euro of the note, determined using the spot rate on the date the U.S. Holder acquired the note (although if the notes are traded on an established securities market (as determined under applicable regulations), such gain or loss will, in the case of a cash method or electing accrual method taxpayer, be determined based on the spot rates on the settlement dates of such disposition and acquisition). The foreign currency gain or loss (together with any foreign currency gain or loss with respect to accrued but unpaid interest) will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange or other taxable disposition of the note. Any such gain or loss generally will be U.S. source ordinary income or loss. If a U.S. Holder recognizes a loss upon a sale, exchange or other taxable disposition of a note and such loss is above certain thresholds (which thresholds are, in the case of individuals and trusts, significantly lower for foreign currency losses than for other loss transactions), the U.S. Holder may be required to file a disclosure statement with the IRS. U.S. Holders should consult their tax advisors regarding this reporting obligation.

A U.S. Holder will have a tax basis in any euro received on the sale, exchange or other taxable disposition of a note equal to the U.S. dollar value of the euro, determined on the date of receipt of the euro. Any gain or loss realized by a U.S. Holder on a sale or other taxable disposition of euro (including its exchange for U.S. dollars) will generally be treated as U.S. source ordinary income or loss.

Backup Withholding and Information Reporting

Information returns generally will be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A U.S. Holder will be subject to backup withholding on these payments if the U.S. Holder fails to provide its correct taxpayer identification number to the applicable withholding agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Consequences for Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is not a U.S. citizen and who is classified as a nonresident for U.S. federal income tax purposes;

•	a foreign corporation; or

•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include a beneficial owner who is an individual present in the United States for 183 days or more in the taxable year of disposition or a former citizen or former resident of the United States. Such a beneficial owner is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

Payments on a Note

Subject to the discussions below concerning backup withholding and FATCA (as defined below), payments of principal, premium, if any, and interest on the notes by us or any paying agent to a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax, provided that, in the case of interest not effectively connected with the conduct of a trade or business in the United States:

•

the holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner, as discussed below.

Interest on a note described above will not be exempt from withholding tax unless the beneficial owner of that note certifies on a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form), as appropriate, under penalties of perjury, that it is not a U.S. person.

If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on a note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder will generally not be subject to the withholding discussed in the preceding paragraphs if a properly executed, applicable Form W-8 (generally an IRS Form W-8ECI) is provided to us or an applicable withholding agent. Such a Non-U.S. Holder will, however, generally be taxed on such interest in the same manner as a U.S. person, unless an applicable income tax treaty provides otherwise. These holders are urged to consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of an additional branch profits tax at a rate of 30% (or lower treaty rate).

Sale, Exchange, Redemption or Other Disposition of a Note

Subject to the discussions below concerning backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange, redemption or other disposition of a note, unless the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

If a Non-U.S. Holder is engaged in a trade or business in the United States, and if gain realized by the Non-U.S. Holder on a sale, exchange, redemption or other disposition of a note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. person, subject to an applicable income tax treaty providing otherwise. These holders are urged to consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of an additional branch profits tax at a rate of 30% (or lower treaty rate).

Backup Withholding and Information Reporting

Information returns generally will be filed with the IRS in connection with interest payments on the notes. Unless a Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition (including a redemption) and the Non-U.S. Holder may be subject to U.S. backup withholding on payments on the notes or on the proceeds from a sale or other disposition of the notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Provisions commonly referred to as “FATCA” generally impose withholding of 30% on payments of U.S.-source interest and, subject to the discussion of certain proposed U.S. Treasury regulations below, payments of gross proceeds of the sale, exchange, redemption, or other disposition of a note to “foreign financial institutions” (which term is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies. Withholding under FATCA will apply to the applicable payments regardless of whether the recipient is a beneficial owner or acts as an intermediary with respect to such payments. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden).

The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate FATCA withholding on the gross proceeds of a sale, exchange, redemption or other disposition of a note. In the preamble to the proposed regulations, the U.S. Treasury Department indicated that taxpayers may rely on the proposed regulations until final regulations are issued.

Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in the notes. We will not pay additional amounts with respect to any withholding taxes imposed under FATCA.

UNDERWRITING

We intend to offer the notes through the underwriters named below. Subject to the terms and conditions contained in an underwriting agreement, we have agreed to sell to the underwriters and the underwriters severally and not jointly have agreed to purchase from us, the principal amount of the notes listed opposite their names below.

Underwriter	Principal Amount of Euro Notes Due 20 To Be Purchased	Principal Amount of Euro Notes Due 20 To Be Purchased
Barclays Bank PLC	€	€
Deutsche Bank AG, London Branch
Commerzbank Aktiengesellschaft
Banco Santander, S.A.
Total	€	€

The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the several underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

It is expected that delivery of the notes will be made against payment therefor on or about                 , 2021, which is the      business day following the date hereof (such settlement cycle being referred to as “T+    ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+    , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of    % and      % of the principal amount of the Notes due 20     and the Notes due 20    , respectively. The underwriters may allow, and the dealers may reallow, a discount not in excess of     % and      % of the principal amount of the Notes due 20     and the Notes due 20    , respectively, to other dealers. After the initial public offering, the public offering prices, concessions and discounts may be changed.

The expenses of the offering, not including the underwriting discount, are estimated to be $             for the notes and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the NASDAQ. The listing application will be subject to approval by the NASDAQ. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Although the underwriters have informed us that they currently intend to make a market in the notes after we complete the offering, they have no obligation to do so and may discontinue making a market at any time without notice. We cannot assure you that liquid trading markets for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable.

Price Stabilization and Short Positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. These stabilization transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position on the notes in connection with the offering, that is, if they sell more notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities for which they currently and may in the future receive customary fees and commissions. Furthermore, certain of the underwriters and their respective affiliates may, from time to time, enter into arms-length transactions with us in the ordinary course of their business.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve our securities and instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Certain of the underwriters or their affiliates may be holders of Sky’s 1.500% guaranteed notes due September 15, 2021 and may therefore receive a portion of the proceeds of this offering.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (11) of Article 4(1) of MiFID II as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement and the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to and directed at persons outside the United Kingdom and those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates will be engaged only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of its contents.

Hong Kong

The notes may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued, whether in Hong Kong or elsewhere, that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948) (as amended) (the “FIEL”), and each of the underwriters and each of its affiliates has represented and agreed that it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the notes in or to residents of Japan or to any persons for reoffering or resale, directly or indirectly in Japan or to any resident of Japan, except pursuant to any exemption from the registration requirements of and otherwise in compliance with, the FIEL available thereunder and in compliance with the other relevant laws and regulations of Japan.

Korea

The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the notes.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than:

(i)    to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”);

(ii)    to a relevant person, or any person pursuant to Section 257(1A), and in accordance with the conditions, specified in Section 275 of the SFA; or

(iii)    otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Whether the notes are subscribed or purchased under Section 275 by a relevant person that is:

(i)    a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(a)    to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)    where no consideration is or will be given for the transfer;

(c)    where the transfer is by operation of law;

(d)    as specified in Section 276(7) of the SFA; or

(e)    as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to Sections 309(B)(1)(a) and 309(B)(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products). Any reference to any term as defined in the SFA, or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

United Arab Emirates

The offering of the notes has not been approved or licensed by the UAE Central Bank, the UAE Securities and Commodities Authority (“SCA”), the Dubai Financial Services Authority (“DFSA”) or any other relevant licensing authorities in the UAE, and the notes may not be offered to the public in the UAE (including the DIFC). This prospectus supplement is being issued to a limited number of institutional and individual investors:

(a)    who meet the criteria of a “Qualified Investor” as defined in the SCA Board of Directors Decision No. 3 R.M. of 2017 (but excluding subparagraph 1(d) in the “Qualified Investor” definition relating to natural persons);

(b)    upon their request and confirmation that they understand that the notes have not been approved or licensed by or registered with the UAE Central Bank, the SCA, DFSA or any other relevant licensing authorities or governmental agencies in the UAE; and

(c)    upon their confirmation that they understand that the prospectus supplement must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

Notice to Investors

Each purchaser and holder of the notes (or any interest therein) will be deemed to have represented by its purchase or holding of the notes that either (a) it is not, and its purchase and holding of the notes is not made on behalf of or with assets of, (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets include the assets of any such employee benefit plan, plan, account or arrangement or (iv) a governmental, church or non-U.S. plan that is subject to any state, local or other federal law or non-U.S. law that is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Law”), or (b) its purchase, holding and subsequent disposition of the notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

LEGAL MATTERS

Various legal matters relating to the offering will be passed upon for us by Elizabeth Wideman, Esquire, Senior Vice President, Senior Deputy General Counsel and Assistant Secretary, Francis M. Buono, Esquire, Senior Vice President, Legal Regulatory Affairs and Senior Deputy General Counsel of Comcast Corporation, and by Davis Polk & Wardwell LLP, New York, New York. Cahill Gordon & Reindel LLP, New York, New York, is representing the underwriters.

EXPERTS

The consolidated financial statements of Comcast Corporation and subsidiaries, incorporated herein by reference from Comcast Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Comcast Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

The following are types of securities that may be offered and sold from time to time by Comcast Corporation or by selling security holders under this prospectus:

• Unsecured senior debt securities	• Preferred stock
• Warrants	• Depositary shares
• Purchase contracts	• Class A common stock
• Units

If indicated in the relevant prospectus supplement, the securities may be fully and unconditionally guaranteed by a number of our wholly owned subsidiaries named in this prospectus.

Our Class A common stock is quoted on the Nasdaq Global Select Market under the ticker symbol “CMCSA.” On July 31, 2019, the reported last sale price on the Nasdaq Global Select Market for our Class A common stock was $43.17.

We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

• Maturity	• Dividends	• Conversion or exchange rights
• Interest rate	• Redemption terms	• Liquidation amount
• Sinking fund terms	• Listing on a securities exchange	• Subsidiary guarantees
• Currency of payments	• Amount payable at maturity

Investing in these securities involves certain risks. See “Item 1A—Risk Factors” beginning on page 21 of Comcast’s and NBCUniversal’s combined annual report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

The date of this prospectus is August 1, 2019

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any such free writing prospectus is accurate as of any date other than their respective dates.

We refer to Comcast Corporation in this prospectus as “Comcast,” and Comcast and its consolidated subsidiaries as “we,” “us,” “our” or comparable terms; Comcast Holdings Corporation as “Comcast Holdings” and Sky Limited (formerly Sky plc) and its consolidated subsidiaries as “Sky.” We refer to NBCUniversal Media, LLC and its consolidated subsidiaries as “NBCUniversal,” Comcast Cable Communications, LLC and its consolidated subsidiaries as “Comcast Cable,” and both of them collectively as the “Guarantors.”

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Available Information.”

THE COMPANIES

Comcast Corporation

We are a global media and technology company with three primary businesses, Comcast Cable, NBCUniversal and Sky. We present our operations for (1) Comcast Cable in one reportable business segment, referred to as Cable Communications; (2) NBCUniversal in four reportable business segments: Cable Networks, Broadcast Television, Filmed Entertainment and Theme Parks (collectively, the “NBCUniversal segments”); and (3) Sky in one reportable business segment.

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Cable Communications: Consists of the operations of Comcast Cable, which is one of the nation’s largest providers of high-speed internet, video, voice, wireless, and security and automation services (“cable services”) to residential customers under the XFINITY brand; we also provide these and other services to business customers and sell advertising.

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Cable Networks: Consists primarily of our national cable networks that provide a variety of entertainment, news and information, and sports content, our regional sports and news networks, our international cable networks, our cable television studio production operations, and various digital properties.

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Broadcast Television: Consists primarily of the NBC and Telemundo broadcast networks, our NBC and Telemundo owned local broadcast television stations, the NBC Universo national cable network, our broadcast television studio production operations, and various digital properties.

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Filmed Entertainment: Consists primarily of the operations of Universal Pictures, which produces, acquires, markets and distributes filmed entertainment worldwide; our films are also produced under the Illumination, DreamWorks Animation and Focus Features names.

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Theme Parks: Consists primarily of our Universal theme parks in Orlando, Florida; Hollywood, California; and Osaka, Japan. In addition, along with a consortium of Chinese state-owned companies, we are developing a Universal theme park and resort in Beijing, China.

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Sky: Consists of the operations of Sky, one of Europe’s leading entertainment companies, which primarily includes a direct-to-consumer business, providing video, high-speed internet, voice and wireless phone services, and a content business, operating entertainment networks, the Sky News broadcast network and Sky Sports networks.

Our other business interests consist primarily of the operations of Comcast Spectacor, which owns the Philadelphia Flyers and the Wells Fargo Center arena in Philadelphia, Pennsylvania.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the Securities and Exchange Commission (the “SEC” or the “Commission”) incorporated by reference in this prospectus. For instructions on how to find copies of these and our other filings incorporated by reference in this prospectus, see “Available Information” in this prospectus.

The Guarantors

Our obligations, including the payment of principal, premium, if any, and interest on the debt securities issued pursuant to this prospectus will be fully and unconditionally guaranteed by each of the Guarantors. In this prospectus, we refer to these guarantees as the “Guarantees.” We have numerous other subsidiaries, including Comcast Holdings, and its and the Guarantors’ respective subsidiaries, that will not be guarantors on the debt securities. If indicated in the relevant prospectus supplement, our obligations under the other securities we are offering and selling may be fully and unconditionally guaranteed by specified Guarantors.

The Guarantees will not contain any restrictions on the ability of any Guarantor to:

•	pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that Guarantor’s capital stock; or

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that Guarantor.

NBCUniversal Media, LLC

NBCUniversal is one of the world’s leading media and entertainment companies that develops, produces and distributes entertainment, news and information, sports, and other content for global audiences, and owns and operates theme parks worldwide.

Comcast Cable Communications, LLC

Comcast Cable, which was incorporated in 1981 as a Delaware corporation, became a Delaware limited liability company in 2003 and is an indirect wholly owned subsidiary of ours.

The principal executive offices of Comcast and Comcast Cable are located at One Comcast Center, Philadelphia, Pennsylvania 19103-2838, and our telephone number is (215) 286-1700.

The principal executive offices of NBCUniversal are located at 30 Rockefeller Plaza, New York, New York 10112-0015, and its telephone number is (212) 664-4444.

We maintain a website at http://www.comcastcorporation.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

In this prospectus and in the documents we incorporate by reference, we state our beliefs of future events and of our future financial performance. In some cases, you can identify these so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “believes,” “estimates,” “potential,” or “continue,” or the negative of these words, and other comparable words. You should be aware that those statements are only our predictions. In evaluating those statements, you should specifically consider various factors, including the risks and uncertainties listed in “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 incorporated herein by reference. Actual events or our actual results may differ materially from any of our forward-looking statements. We undertake no obligation to update any forward-looking statements.

Our businesses may be affected by, among other things, the following:

•	our businesses currently face a wide range of competition, and our businesses and results of operations could be adversely affected if we do not compete effectively;

•	changes in consumer behavior driven by online video distribution platforms for viewing content could adversely affect our businesses and challenge existing business models;

•	a decline in advertisers’ expenditures or changes in advertising markets could negatively impact our businesses;

•	our businesses depend on keeping pace with technological developments;

•	we are subject to regulation by federal, state, local and foreign authorities, which impose additional costs and restrictions on our businesses;

•	programming expenses for our video services are increasing, which could adversely affect our Cable Communications’ and Sky’s video businesses;

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NBCUniversal’s and Sky’s success depends on consumer acceptance of their content, and their businesses may be adversely affected if their content fails to achieve sufficient consumer acceptance or the costs to create or acquire content increase;

•	the loss of NBCUniversal’s programming distribution agreements, or the renewal of these agreements on less favorable terms, could adversely affect its businesses;

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less favorable regulation, the loss of Sky’s transmission agreements with satellite or telecommunications providers or the renewal of these agreements on less favorable terms, could adversely affect Sky’s businesses;

•	the loss of Sky’s wholesale distribution agreements with traditional multichannel video providers could adversely affect Sky’s businesses;

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we rely on network and information systems and other technologies, as well as key properties, and a disruption, cyber attack, failure or destruction of such networks, systems, technologies or properties may disrupt our businesses;

•	our businesses depend on using and protecting certain intellectual property rights and on not infringing the intellectual property rights of others;

•	we may be unable to obtain necessary hardware, software and operational support;

•	weak economic conditions may have a negative impact on our businesses;

•	acquisitions, including our acquisitions of Sky, and other strategic initiatives present many risks, and we may not realize the financial and strategic goals that we had contemplated;

•	unfavorable litigation or governmental investigation results could require us to pay significant amounts or lead to onerous operating procedures;

•	labor disputes, whether involving employees or sports organizations, may disrupt our operations and adversely affect our businesses;

•	the loss of key management personnel or popular on-air and creative talent could have an adverse effect on our businesses;

•	we face risks relating to doing business internationally that could adversely affect our businesses; and

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our Class B common stock has substantial voting rights and separate approval rights over several potentially material transactions, and our Chairman and CEO has considerable influence over our company through his beneficial ownership of our Class B common stock.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes. We may also invest the proceeds in certificates of deposit, U.S. government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

DIVIDEND POLICY

We intend to pay quarterly dividends at an annualized rate currently of $0.84 per share, although each dividend is subject to approval by our Board of Directors. Our Board of Directors retains the right to change our dividend policy at any time.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series under a senior indenture dated September 18, 2013, entered into among us, the guarantors named therein and The Bank of New York Mellon, as trustee, as amended by the first supplemental indenture dated as of November 17, 2015, entered into among us, the guarantors named therein and The Bank of New York Mellon, as trustee.

The senior indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Because the following is only a summary of the indenture and the debt securities, it does not contain all information that you may find useful. For further information about the indenture and the debt securities, you should read the indenture. As used in this section of the prospectus and under the caption “Description of Capital Stock,” the terms “we,” “us” and “our” refer solely to Comcast Corporation and such references do not include any subsidiaries of Comcast Corporation, including the Guarantors.

General

The senior debt securities will constitute our unsecured and unsubordinated obligations. The debt securities will be fully and unconditionally guaranteed by the Guarantors, as described below. The debt securities will not be guaranteed by any of our other subsidiaries, including the Guarantors’ respective subsidiaries.

We are a holding company and conduct all of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay interest on the debt securities, to repay the principal amount of the debt securities at maturity or upon redemption or to buy back the debt securities will depend upon our subsidiaries’ earnings and their distribution of those earnings to us and upon our subsidiaries repaying investments and advances we have made to them. Our subsidiaries are separate and distinct legal entities and, except for the Guarantors with respect to the Guarantees, have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. Our indentures will not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

You should look in the applicable prospectus supplement for the following terms of the debt securities being offered:

•	the designation of the debt securities;

•	the aggregate principal amount of the debt securities;

•	the percentage of their principal amount (i.e., price) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

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the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

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the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	provisions for a sinking fund purchase or other analogous fund, if any;

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the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

•	the form of the debt securities;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

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the terms and conditions, if any, upon which we may have to repay the debt securities early at your option and the price or prices in the currency or currency unit in which the debt securities are payable;

•	the terms and conditions, if any, pursuant to which the debt securities may be converted or exchanged for the cash value of other securities issued by us or by a third party;

•	the right, if any, to “reopen” a series of the debt securities and issue additional debt securities of such series; and

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any other terms of the debt securities, including any additional events of default or covenants provided for with respect to the debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

You may present debt securities for exchange and for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the relevant prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Certain Definitions

As used in this section, the following terms have the meanings set forth below.

“Aggregate Debt” means, with respect to an Obligor, the sum of the following as of the date of determination:

(a) the aggregate principal amount of such Obligor’s Indebtedness incurred after the date of initial issuance of the senior debt securities and secured by Liens not permitted by the first sentence under “—Limitation on Liens Securing Indebtedness”; and

(b) such Obligor’s Attributable Liens in respect of sale and lease-back transactions entered into after the date of the initial issuance of the senior debt securities pursuant to the second paragraph of “—Limitation on Sale and Lease-Back Transactions.”

“Attributable Liens” means in connection with a sale and lease-back transaction of an Obligor the lesser of:

(a) the fair market value of the assets subject to such transaction (as determined in good faith by our board of directors (in our case) or the equivalent governing body of any Guarantor); and

(b) the present value (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities issued under the senior indenture (which may include debt securities in addition to the senior debt security) determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired by such Person or leased and used in its business that would be required to be recorded as a capital lease in accordance with GAAP as in effect as of the date of the senior indenture, whether entered into before or after the date of the senior indenture.

“Consolidated Net Worth” of any Person means, as of any date of determination, stockholders’ equity or members’ capital of such Person as reflected on the most recent consolidated balance sheet of such Person and prepared in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect in the United States as of (i) the date of the senior indenture, for purposes of the definition of “Capital Lease” and (ii) the date of determination, for all other purposes under the senior indenture.

“Governmental Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Indebtedness” of any specified Person means, without duplication, any indebtedness in respect of borrowed money or that is evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense, trade payable or other payable in the ordinary course, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Obligor” means us and the Guarantors.

“Permitted Liens” means, with respect to an Obligor:

(a) Liens on any of such Obligor’s assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(b) (i) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Capital Lease transactions in connection with any such acquisition, provided that with respect to this clause (i) the Liens shall be given within 24 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon, (ii) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by such Obligor of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach, and (iii) all renewals, extensions, refinancings, replacements or refundings of such obligations under this clause (b);

(c) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(d) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on such Obligor’s books in conformity with GAAP;

(e) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(f) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing hedging obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect such Obligor from fluctuations in interest rates, currencies, equities or the price of commodities;

(g) Liens in favor of us or any Guarantor;

(h) inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(i) statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(j) Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(k) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which such Obligor is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 16 2/3% of the annual fixed rentals payable under such lease;

(l) Liens consisting of deposits of Property to secure such Obligor’s statutory obligations in the ordinary course of our business;

(m) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which such Obligor is a party in the ordinary course of its business, but not in excess of $25,000,000;

(n) Liens on “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System);

(o) Liens permitted under sale and lease-back transactions, and any renewals or extensions thereof, so long as the Indebtedness secured thereby does not exceed $300,000,000 in the aggregate;

(p) Liens arising in connection with asset securitization transactions, so long as the aggregate outstanding principal amount of the obligations of all Obligors secured thereby does not exceed $300,000,000 at any one time;

(q) Liens securing any account or trade receivable factoring, securitization, sale or financing facility, the obligations of which are non-recourse (except with respect to customary representations, warranties, covenants and indemnities made in connection with such facility) to the applicable Obligor;

(r) Liens (i) of a collection bank on the items in the course of collection, (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are customary in the banking industry and (iii) attaching to other prepayments, deposits or earnest money in the ordinary course of business; and

(s) Take-or-pay obligations arising in the ordinary course of business.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.

“Property” means with respect to any Person any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Certain Terms of the Senior Debt Securities

Guarantees

Our obligations under the senior debt securities, including the payment of principal, premium, if any, and interest, will be fully and unconditionally guaranteed by each of the Guarantors. The Guarantees will rank equally with all other general unsecured and unsubordinated obligations of the Guarantors.

The Guarantees will not contain any restrictions on the ability of any Guarantor to:

•	pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that Guarantor’s capital stock, or

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that Guarantor.

Certain Covenants

We and the Guarantors have agreed to some restrictions on our activities for the benefit of holders of all series of senior debt securities issued under the senior indenture. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the senior debt securities are outstanding.

The senior indenture does not contain any financial covenants other than those summarized below and does not restrict us or our subsidiaries from paying dividends or incurring additional debt. In addition, the senior indenture will not protect holders of notes issued under it in the event of a highly leveraged transaction or a change in control.

Limitation on Liens Securing Indebtedness. With respect to the senior debt securities of each series, each Obligor will covenant under the senior indenture not to create or incur any Lien on any of its Properties, whether owned at the time the senior indenture is executed or acquired afterward, in order to secure any of its Indebtedness, without effectively providing that the senior debt securities of such series shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

•	Liens existing as of the date of initial issuance of the senior debt securities of such series;

•	Liens granted after the date of initial issuance of the senior debt securities of such series, created in favor of the registered holders of the senior debt securities of such series;

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Liens securing such Obligor’s Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the lien restriction covenant of the senior indenture, so long as such Liens are limited to all or part of substantially the same Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

•	Permitted Liens.

Notwithstanding the restrictions above, any Obligor may, without securing the senior debt securities of any series, create or incur Liens which would otherwise be subject to the restrictions set forth above, if after giving effect to those Liens, the Obligor’s Aggregate Debt together with the Aggregate Debt of each other Obligor does not exceed the greater of (i) 15% of Comcast’s Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien and (ii) 15% of Comcast’s Consolidated Net Worth calculated as of the date of initial issuance of the senior debt securities of such series; provided that Liens created or incurred pursuant to the terms described in this paragraph may be extended, renewed or replaced so long as the amount of Indebtedness secured by such Liens is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection therewith) and such refinancing Indebtedness, if then outstanding, is included in subsequent calculations of Aggregate Debt of such Obligor.

Limitation on Sale and Lease-Back Transactions. With respect to the senior debt securities of each series, each Obligor will covenant under the senior indenture not to enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether owned at the time the senior indenture is executed or acquired afterward, unless:

•	such transaction was entered into prior to the date of the initial issuance of the senior debt securities of such series;

•	such transaction was for the sale and leasing back to such Obligor of any Property by one of its Subsidiaries;

•	such transaction involves a lease for less than three years;

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such Obligor would be entitled to incur Indebtedness secured by a mortgage on the Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the senior debt securities of such series pursuant to the first paragraph of “—Limitation on Liens Securing Indebtedness” above; or

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such Obligor applies an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of its long-term Indebtedness within 365 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, such Obligor may deliver senior debt securities to the trustee therefor for cancellation, such senior debt securities to be credited at the cost thereof to the Obligor.

Notwithstanding the previous paragraph (including the bulleted list), any Obligor may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions with respect to the senior debt securities of any series if after giving effect thereto and at the time of determination, its Aggregate Debt together with the Aggregate Debt of all other Obligors does not exceed the greater of (i) 15% of Comcast’s Consolidated Net Worth calculated as of the closing date of the sale and lease-back transaction and (ii) 15% of Comcast’s Consolidated Net Worth calculated as of the date of initial issuance of the senior debt securities of such series.

Consolidation, Merger and Sale of Assets. We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any Person or Persons (other than a transfer or other disposition of assets to any of our wholly owned Subsidiaries), in a single transaction or through a series of transactions, unless:

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we shall be the continuing Person or, if we are not the continuing Person, the resulting, surviving or transferee Person (the “surviving entity”) is a company or limited liability company organized (or formed in the case of a limited liability company) and existing under the laws of the United States or any State or territory thereof or the District of Columbia;

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the surviving entity will expressly assume all of our obligations under the senior debt securities and the indenture and will execute a supplemental indenture, in a form satisfactory to the trustee, which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

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we or the surviving entity will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third bullet above shall not be applicable to:

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the merger or consolidation of us with an affiliate if our board of directors, determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

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the merger of us with or into a single direct or indirect wholly owned subsidiary pursuant to Section 1924(b)(4) (or any successor provision) of the Business Corporation Law of the State of Pennsylvania or Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder (including the senior debt securities).

Existence. Except as permitted under “—Consolidation, Merger and Sale of Assets,” the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of business.

Information. We will furnish to the trustee any document or report we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after such document or report is filed with the SEC; provided that in each case the delivery of materials to the Trustee by electronic means or filing documents pursuant to the SEC’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the trustee for purposes of this covenant. Delivery of the reports, information and documents required by this section to be delivered to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

Events of Default

Each of the following will constitute an event of default in the senior indenture with respect to the senior debt securities of any series:

(a) default in paying interest on the senior debt securities of such series when it becomes due and the default continues for a period of 30 days or more;

(b) default in paying principal on the senior debt securities of such series when due;

(c) default by any Obligor in the performance, or breach, of any covenant in the senior indenture (other than defaults specified in clause (a) or (b) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the senior debt securities of all affected series and the debt securities of all other affected series outstanding under the senior indenture (voting together as a single class);

(d) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us or any Obligor have occurred; or

(e) any Guarantee shall not be (or shall be claimed by the relevant Guarantor not to be) in full force and effect.

If an event of default (other than an event of default specified in clause (d) above) under the senior indenture occurs and is continuing, then the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the senior debt securities of all affected series and the debt securities of all other affected series outstanding under the senior indenture (voting together as a single class), will by written notice, require us to repay immediately the entire principal amount of the outstanding debt securities of each affected series, together with all accrued and unpaid interest.

If an event of default under the senior indenture specified in clause (d) occurs and is continuing, then the entire principal amount of the outstanding senior debt securities will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration or any automatic acceleration under clause (d) described above, the holders of a majority in principal amount of the outstanding senior debt securities of any series (each such series voting as a separate class) may rescind this accelerated payment requirement with respect to the senior debt securities of such series if all existing events of default with respect to the senior debt securities of such series, except for nonpayment of the principal and interest on the senior debt securities of such series that have become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree and if all sums paid or advanced by the trustee under the senior indenture and the reasonable compensation, expenses, disbursements and advances of the trustee and its agents and counsel have been paid.

The holders of a majority in principal amount of the senior debt securities of all affected series and the debt securities of all other affected series outstanding under the senior indenture (voting together as a single class) may, by written notice to us and the trustee, also waive past defaults, except a default in paying principal or interest on any outstanding senior debt security of such series, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all affected holders of the senior debt securities of such series.

The holders of at least 25% in aggregate principal amount of the senior debt securities of all affected series and the debt securities of all other affected series outstanding under the senior indenture (voting together as a single class) may seek to institute a proceeding only after they have made written request, and offered indemnity reasonably satisfactory to the trustee, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this request and offer of indemnity. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the senior debt securities of all affected series and the debt securities of all other affected series then outstanding. These limitations do not apply, however, to a suit instituted by a holder of the senior debt securities of any affected series for the enforcement of the payment of principal or interest on or after the due dates for such payment.

During the existence of an event of default of which a responsible officer of the trustee has actual knowledge or has received written notice from us or any holder of the senior debt securities, the trustee is required to exercise the rights and powers vested in it under the senior indenture, and use the same degree of care and skill in its exercise, as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an event of default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in aggregate principal amount of the senior debt securities of all affected series and the debt securities of all other affected series outstanding under the senior indenture (voting together as a single class) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after any default occurs with respect to the senior debt securities of any series, give notice of the default to the holders of the senior debt securities of such series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the senior indenture within 120 days of the end of each fiscal year.

Discharge and Defeasance

We may terminate our obligations and the obligations of the Guarantors under the indenture with respect to the senior debt securities of any series and the Guarantees of such series of senior debt securities, when:

•	either:

•	all the senior debt securities of such series that have been authenticated and delivered have been canceled or delivered to the trustee for cancellation; or

•

all the senior debt securities of such series issued that have not been canceled or delivered to the trustee for cancellation have become due and payable, are by their terms to become due and payable at final maturity within one year, or are to be called for redemption within one year, under irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the senior debt securities of such series to pay principal and interest;

•	we have paid or caused to be paid all other sums then due and payable under the indenture with respect to the senior debt securities of such series; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the senior debt securities of such series have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the senior debt securities of any series and the obligations of the Guarantors discharged with respect to the Guarantees of such senior debt securities (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the senior debt securities of a series, except for:

•	the rights of holders of the senior debt securities of such series to receive principal or interest when due;

•

our obligations with respect to the senior debt securities of such series concerning issuing temporary senior debt securities, registration of transfer and exchange of senior debt securities, substitution of mutilated, defaced, destroyed, lost or stolen senior debt securities and the maintenance of an office or agency for payment of the senior debt securities of such series;

•	the rights, powers, trusts, duties and immunities of the trustee and the provisions relating to the resignation and removal of the trustee and the appointment of a successor trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our and the Guarantors’ obligations released with respect to certain covenants in the indenture (“covenant defeasance”). In the event covenant defeasance occurs, certain events, not including nonpayment, bankruptcy and insolvency events, described under “—Events of Default” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding senior debt securities and Guarantees of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the senior debt securities of such series:

•	cash;

•	U.S. Government Obligations (measured with respect to the scheduled payments of principal and interest thereon); or

•	a combination of cash and U.S. Government Obligations;

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest due on or prior to maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, due on or prior to the redemption date;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, as a result of an Internal Revenue Service (“IRS”) ruling or a change in applicable federal income tax law, the beneficial owners of the senior debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the beneficial owners of the senior debt securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no default with respect to the outstanding senior debt securities of such series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all senior debt securities of such series were in default within the meaning of such act;

•

the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture (other than an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), the Guarantors or any other material agreement or instrument to which we are a party;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such act or exempt from registration; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Modification and Waiver

We, the Guarantors and the trustee may amend or modify the senior indenture or the senior debt securities of any series without notice to or the consent of any holder in order to:

•	cure any ambiguities, omissions, defects or inconsistencies in the senior indenture in a manner that does not adversely affect the interests of the holders in any material respect;

•	make any change that would provide any additional rights or benefits to the holders of the senior debt securities;

•	provide for or add guarantors with respect to the senior debt securities;

•	secure the senior debt securities of any series;

•	establish the form or terms of senior debt securities of any series;

•	provide for uncertificated senior debt securities in addition to or in place of certificated senior debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	provide for the assumption by our successor, if any, to our or their obligations to holders of any outstanding senior debt securities in compliance with the applicable provisions of the indenture;

•	qualify the indenture under the Trust Indenture Act;

•	conform any provision in the indenture to this “Description of Debt Securities and Guarantees”; or

•	make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities of any series may be made with the consent of the holders of not less than a majority in aggregate principal amount of the senior debt securities of all series and the debt securities of all other series outstanding under the indenture that are affected by the amendment or modification (voting together as a single class), and our compliance with any provision of the indenture with respect to the debt securities of any series issued under the indenture (including the senior debt securities) may be waived by written notice to us and the trustee by the holders of a majority in aggregate principal amount of the debt securities of all series outstanding under the indenture that are affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of such affected senior debt security:

•	reduce the principal amount, or extend the fixed maturity, of the senior debt securities of such series or alter or waive the redemption provisions of the senior debt securities of such series;

•

impair the right of any holder of the senior debt securities of such series to receive payment of principal or interest on the senior debt securities of such series on and after the due dates for such principal or interest;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of senior debt securities of such series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the senior debt securities of such series;

•	waive a payment default with respect to the senior debt securities of such series;

•	reduce the interest rate or extend the time for payment of interest on the senior debt securities of such series; or

•	adversely affect the ranking of the senior debt securities of such series.

An amendment, supplemental indenture or waiver which changes, eliminates or waives any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

The senior indenture provides that no recourse shall be had under or upon any obligation, covenant or agreement contained in the senior indenture, the Guarantees or in any senior debt security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, employee, officer or director, as such, of us, any Guarantor, or of any of their respective successors, either directly or through us, any Guarantor, or of any of their respective successors, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the senior debt securities by the holders thereof and as part of the consideration for the issue of the senior debt securities.

Concerning the Trustee

Except during the continuance of an event of default, the trustee need perform only those duties that are specifically set forth in the senior indenture and no others, and no implied covenants or obligations will be read into the senior indenture against the trustee. In case an event of default of which a certain officers of the trustee shall have actual knowledge or shall have received written notice from us or any holder of our senior debt securities of any series has occurred and is continuing, the trustee shall exercise those rights and powers vested in it by the senior indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Governing Law

The senior indenture, including any Guarantee, and each senior debt security is governed by and construed in accordance with the laws of the State of New York.

The Trustee

We may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.

Convertible Debt Securities

The terms, if any, on which debt securities being offered may be exchanged for or converted into other debt securities or shares of preferred stock, Class A common stock or other securities or rights of ours (including rights to receive payments in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing will be set forth in the prospectus supplement for such debt securities being offered.

GLOBAL SECURITIES

We may issue the debt securities, warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants. Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by such global security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for such global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

DESCRIPTION OF CAPITAL STOCK

In this section, references to the “Company,” “we,” “us” and “our” refer only to Comcast Corporation and not any of its subsidiaries. The statements made under this caption include summaries of certain provisions contained in our articles of incorporation and by-laws. These statements do not purport to be complete and are qualified in their entirety by reference to such articles of incorporation and by-laws.

We have two classes of common stock outstanding: Class A common stock, $0.01 par value per share, and Class B common stock, $0.01 par value per share. There are currently authorized 7.5 billion shares of Class A common stock, 75 million shares of Class B common stock and 20 million shares of preferred stock. Our Board of Directors may issue preferred stock, in one or more series, without par value, with full, limited, multiple, fractional, or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special rights as our Board of Directors shall determine.

Dividends

Subject to the preferential rights of any preferred stock then outstanding, holders of our Class A common stock and Class B common stock are entitled to receive, from time to time, when, as and if declared, in the discretion of our Board, such cash dividends as our Board may from time to time determine, out of such funds as are legally available therefor, in proportion to the number of shares held by them, respectively, without regard to class.

Holders of our Class A common stock and Class B common stock will also be entitled to receive, from time to time, when, as and if declared by our Board, such dividends of our stock or other property as our Board may determine, out of such funds as are legally available therefor. However, stock dividends on, or stock splits of, any class of common stock will not be paid or issued unless paid or issued on all classes of our common stock, in which case they will be paid or issued only in shares of that class; provided, however, that stock dividends on, or stock splits of, our Class B common stock may also be paid or issued in shares of our Class A common stock.

We intend to pay quarterly dividends at an annualized rate currently of $0.84 per share, although each dividend is subject to approval by our Board of Directors. See “Dividend Policy” above.

Voting Rights

As a general matter, on all matters submitted for a vote to holders of all classes of our voting stock, holders of our Class A common stock in the aggregate hold 66 2/3% of the aggregate voting power of our capital stock, and holders of our Class B common stock in the aggregate hold a non-dilutable 33 1/3% of the combined voting power of our capital stock. This nondilutable voting power is subject to proportional decrease to the extent the number of shares of Class B common stock is reduced below 9,444,375, subject to adjustment in specified situations. Stock dividends payable on the Class B common stock in the form of Class B common stock do not decrease the nondilutable voting power of the Class B common stock.

Approval Rights

Except as required by law, holders of Class A common stock have no specific approval rights over any corporate actions. Holders of our Class B common stock have an approval right over (1) any merger of us with another company or any other transaction, in each case that requires our shareholders’ approval under applicable law, or any other transaction that would result in any person or group owning shares representing in excess of 10% of the aggregate voting power of the resulting or surviving corporation, or any issuance of securities (other than pursuant to director or officer stock option or purchase plans) requiring our shareholders’ approval under the rules and regulations of any stock exchange or quotation system; (2) any issuance of our Class B common stock or any securities exercisable or exchangeable for or convertible into our Class B common stock; and (3) charter or by-law amendments (such as a charter amendment to opt in to any of the Pennsylvania antitakeover statutes) and other actions (such as the adoption, amendment or redemption of a shareholder rights plan) that limit the rights of holders of our Class B common stock or any subsequent transferee of our Class B common stock to transfer, vote or otherwise exercise rights with respect to our capital stock.

Principal Shareholder

Brian L. Roberts, our Chairman, Chief Executive Officer and President, beneficially owns all outstanding shares of our Class B common stock, which has a nondilutable 33 1/3% of the combined voting power of our stock and which also has separate approval rights over certain material transactions, as described above under “—Approval Rights.” Accordingly, Mr. Roberts has considerable influence over our operations and has the ability to transfer potential effective control by selling the Class B common stock. The Class B common stock is convertible on a share-for-share basis into Class A common stock. As of June 30, 2019, if Mr. Roberts were to convert the Class B common stock he beneficially owns into Class A common stock, Mr. Roberts would beneficially own 43,588,528 shares of Class A common stock, which is approximately 1% of the Class A common stock that would be outstanding after the conversion.

Conversion of Class B Common Stock

The Class B common stock is convertible share for share into Class A common stock, subject to certain restrictions.

Preference on Liquidation

In the event of our liquidation, dissolution or winding up, either voluntary or involuntary, the holders of Class A common stock and Class B common stock are entitled to receive, subject to any liquidation preference of any preferred stock then outstanding, our remaining assets, if any, in proportion to the number of shares held by them without regard to class.

Mergers, Consolidations, Etc.

Our charter provides that if in a transaction such as a merger, consolidation, share exchange or recapitalization, holders of each class of our common stock outstanding do not receive the same consideration for each of their shares of our common stock (i.e., the same amount of cash or the same number of shares of each class of stock issued in the transaction in proportion to the number of shares of our common stock held by them, respectively, without regard to class), holders of each such class of our common stock will receive “mirror” securities (i.e., shares of a class of stock having substantially equivalent rights as the applicable class of our common stock).

Miscellaneous

The holders of Class A common stock and Class B common stock do not have any preemptive rights. All shares of Class A common stock and Class B common stock presently outstanding are, and all shares of the Class A common stock offered hereby, or issuable upon conversion, exchange or exercise of securities offered hereby, will, when issued, be, fully paid and nonassessable. We have been advised that the Class A common stock is exempt from existing Pennsylvania personal property tax.

The transfer agent and registrar for our Class A common stock is Equiniti Trust Company D/B/A EQ Shareowner Services, P.O. Box 64854, St. Paul, Minnesota 55164-0854. Its telephone number is (888) 883-8903.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities being offered hereby in four ways:

•	directly to purchasers, customers or suppliers;

•	through agents;

•	through underwriters; and

•	through dealers.

If any securities are sold pursuant to this prospectus by any person other than us, we will disclose in a prospectus supplement required information with respect to each security holder, which may include its name, the nature of any relationship it has had with us or any of our affiliates during the three years preceding such offering and the amount of securities of the class it owns both before and after the offering.

We or any selling security holder may directly solicit offers to purchase securities, or we or any selling security holder may designate agents to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended, (hereinafter, the “Securities Act”) and describe any commissions we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering their names and the terms of any agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we and any selling security holders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us or any selling security holder to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS

As to matters governed by Pennsylvania law, Elizabeth Wideman, Esquire, Vice President, Senior Deputy General Counsel and Assistant Secretary, and as to matters governed by New York and Delaware law, Davis Polk & Wardwell LLP, will pass upon the validity of the securities on our behalf and on behalf of the Guarantors, although we may use other counsel, including our employees, to do so. Unless otherwise indicated in the accompanying prospectus supplement, Cahill Gordon & Reindel LLP will represent the underwriters.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule of Comcast Corporation and subsidiaries (for purposes of this paragraph only, “Comcast Corporation”), incorporated in this Prospectus by reference from Comcast Corporation’s Annual Report on Form 10-K, and the effectiveness of Comcast Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related consolidated financial statement schedule of NBCUniversal Media, LLC and subsidiaries (for purposes of this paragraph only, “NBCUniversal Media, LLC”), incorporated in this Prospectus by reference from NBCUniversal Media, LLC’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Sky plc as of and for the year ended June 30, 2018, incorporated by reference in this Prospectus from Comcast Corporation’s Form 8-K/A filed on December 18, 2018, have been audited by Deloitte LLP, independent auditors, as stated in their report incorporated herein by reference (which report expresses a qualified opinion on the financial statements relating to the lack of presentation of comparative information for the preceding period and includes an emphasis-of-matter paragraph referring to the use of a basis of accounting different from accounting principles generally accepted in the United States). Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed this prospectus as part of a combined registration statement on Form S-3 with the SEC. The registration statement contains exhibits and other information that are not contained in this prospectus. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the documents’ material terms. If you want a complete description of the content of the documents, you should obtain the documents by following the procedures described below.

Comcast and NBCUniversal file combined annual and quarterly reports and combined or separate special reports and other information with the SEC. Comcast Cable does not currently file information with the SEC. Although Comcast Cable would normally be required to file information with the SEC on an ongoing basis, we expect that it will continue to be exempt from this filing obligation for as long as we continue to file our information with the SEC. Our and NBCUniversal’s SEC filings, including the complete registration statement and all of the exhibits to it, are available through the SEC’s website at http://www.sec.gov.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any such free writing prospectus is accurate as of any date other than their respective dates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be part of this prospectus. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	Comcast’s and NBCUniversal’s combined Annual Report on Form 10-K for the year ended December 31, 2018, filed on January 31, 2019.

•	Comcast’s and NBCUniversal’s combined Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed on April 25, 2019 and July 25, 2019, respectively.

•	Comcast’s Current Reports on Form 8-K filed on May 14, 2019, June 7, 2019 and June 20, 2019 (other than Item 7.01 thereto) and Form 8-K/A filed on August 1, 2019.

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The sections of Comcast’s Definitive Proxy Statement on Schedule 14A for the 2019 annual meeting of shareholders incorporated by reference in Comcast’s Annual Report on Form 10-K for the year ended December 31, 2018.

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The description of our capital stock included in Item 3.02 under the caption “Amended and Restated Description of our Class A Common Stock” in Comcast’s Current Report on Form 8-K filed on December 15, 2015, as the same may be further amended from time to time.

We and NBCUniversal also incorporate by reference into this prospectus additional documents that we or NBCUniversal may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities we are offering. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. We will provide free copies of any of those documents, if you write or telephone us at: One Comcast Center, Philadelphia, Pennsylvania 19103-2838, (215) 286-1700.

€                % Notes due 20

€                % Notes due 20

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays	Deutsche Bank

Commerzbank	Santander

                    , 2021